EXHIBIT 4.236
     PATENT SECURITY AGREEMENT dated as of September 1, 2010 (this “Agreement”), among the grantors listed on Schedule I hereto (the “U.S. Grantors”) and The Bank of New York Mellon, as collateral agent (in such capacity, the “Collateral Agent”).
          Reference is made to (a) the Collateral Agreement dated as of November 5, 2009 (as amended, restructured, renewed, novated, supplemented, restated, replaced or otherwise modified from time to time, the “Collateral Agreement”), among Reynolds Group Holdings Inc. (“RGHI”), Reynolds Consumer Products Holdings Inc. (the “U.S. Term Borrower” and, together with RGHI, the “U.S. Term Borrowers”), Closure Systems International Holdings Inc. (together with the U.S. Term Borrowers, the “Borrowers”), Reynolds Group Issuer LLC (the “U.S. Issuer”), Reynolds Group Issuer Inc. (the “U.S. Co-Issuer” and, together with the U.S. Issuer, the “Issuers”), the Subsidiaries of Reynolds Group Holdings Limited (“Holdings”) from time to time party thereto and the Collateral Agent, (b) the Credit Agreement dated as of November 5, 2009 as amended by Amendment No. 1 dated as of January 1, 2010, and as amended by Amendment No. 2 and Incremental Term Loan Assumption Agreement dated as of May 4, 2010 (as further amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the European Borrowers (as defined therein), Holdings, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG (formerly known as Credit Suisse), as administrative agent, and (c) the Indenture dated as of November 5, 2009 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “Senior Secured Note Indenture”), among the Issuers, Reynolds Group Issuer (Luxembourg) S.A., the Note Guarantors (as defined therein) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar. The Lenders have agreed to extend credit to the Borrowers pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The Senior Secured Note Holders have agreed to extend credit to the Issuers pursuant to, and upon the terms and conditions specified in, the Senior Note Indenture. The parties hereto agree as follows:
          SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified pursuant to the Collateral Agreement. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.
          SECTION 2. Grant of Security Interest. Each U.S. Grantor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a Security Interest in all of such U.S. Grantor’s right, title or interest in, to and under all of the Patents of such U.S. Grantor (including those listed on Schedule II hereto) now owned or at any time hereafter acquired by such U.S. Grantor or in which such U.S. Grantor now has or at any time in the future may acquire any right, title or interest as security for the payment or performance, as the case may be, in full of the Obligations.

          SECTION 3. Purpose. This Agreement has been executed and delivered by the parties hereto for the purpose of recording the grant of the Security Interest with the United States Patent and Trademark Office. This Agreement is expressly subject to the terms and conditions set forth in the Collateral Agreement.
          SECTION 4. Collateral Agreement. The U.S. Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the Patents are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.
          SECTION 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other customary means of electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.
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2

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

REYNOLDS PACKAGING LLC
By	/s/ Helen Golding
Name: Helen Golding
Title: Assistant Secretary

REYNOLDS FOOD PACKAGING LLC
By	/s/ Helen Golding
Name: Helen Golding
Title: Assistant Secretary

ULTRA PAC, INC.
By	/s/ Helen Golding
Name: Helen Golding
Title: Assistant Secretary

[Signature Page to Patent Security Agreement]

THE BANK OF NEW YORK MELLON, as Collateral Agent
By	/s/ Catherine F. Donohue
Name: Catherine F. Donohue
Title: Vice President

[Signature Page to Patent Security Agreement]

Schedule I
U.S. Grantors
Reynolds Packaging LLC
Reynolds Food Packaging LLC
Ultra Pac, Inc.

Schedule II
Patents
REYNOLDS PACKAGING LLC
U.S. Patents

Title	Type	Serial No.	Patent No.
Multi-layer Water Blocking Cable Armor Laminate Containing Water Swelling Fabrics and Method of Making Such	U	11/092,260	7,522,794

Multi-layer Water Blocking Cable Armor Laminate Containing Water Swelling Fabrics and Associated Methods of Manufacture	U	11/491,045	7,555,182

**Lidstock Material Having Improved Burst Strength	U	10/388,001	7,404,994

Aluminum Alloys for Armored Cables	U	11/411,242	7,536,072

NO TEAR PHARMACEUTICAL POUCH	U	10/666,190	6,936,318

SEAMING PLASTIC FILM USING SOLVENT-BASED ADHESIVE BEAD	U	10/349,649	6,902,639

Peelable and Heat Sealable Lidstock Material for Plastic Containers	U	08/476,524	5,626,929

REYNOLDS FOOD PACKAGING LLC
U.S. Patents

Title	Type	Serial No.	Patent No.
Locking Structure for Hinged Container	U	10/966,726	7,284,673

ULTRA PAC, INC.
U.S. Patents

Title	Type	Serial No.	Patent No.
EASY OPEN PACKAGE	U	08/341,768	5,704,481

Egg Container	D	29/038,527	D-371,961

Egg Carton	D	29/040,185	D385,780

Base For Angel Food Cakes	D	29/042,365	D371,964

Clamshell Package For Cored Pineapple Fruit	D	29/021,944	D361,714

Shrimp Package With Hinged Lid	D	29/029,304	D364,090

Fruit Container	D	29/025,761	D-360,825

Fruit Container	D	29/040,985	D-379,300

Fruit Container	D	29/050,266	D-380,381

Fruit Container	D	29/052,442	D-385,784

Clamshell Container For Food Items	U	08/382,977	5,497,894

Clamshell Container For Food Items	D	29/034,458	D-365,272

Container for Herbs	D	29/030,361	D-363,022

Bread Tray	D	29/028,296	D-361,514

Blueberry Container	D	29/029,338	D-363,879

BERRY BOX	D	29/024,458	D-361,035

BERRY BOX	D	29/014,482	D-361,036

Stackable Berry Container with Hinged Lid	D	29/045,260	D-377,450

Stackable Berry Container with Hinged Lid	D	29/045,297	D-378,192

Cake Container	D	29/048,590	D-374,820

Food Container (2 Serving)	D	29/070,002	D-395,985

Food Container (4 Serving)	D	29/069,948	D-395,796

Food Container	D	29/041,784	D-371,940

Title	Type	Serial No.	Patent No.
Food Container	D	29/044,128	D-376,314

Fruit Box	U	08/193,433	5,590,805

Food Package With Hinged Lid	D	29/014,051	D-351,999

Food Package With Hinged Lid	D	29/014,058	D-354,436

Food Package With Hinged Lid	D	29/014,055	D-354,435

SANDWICH CONTAINER	D	29/009,434	D-349,050

LUNCH BOX	D	29/009,749	D-349,633

PASTRY PACKAGE	D	29/012,160	D-352,454

FRUIT CLAMSHELL CONTAINER	D	29/005,991	D-346,552

STORAGE AND DISPLAY CONTAINER FOR FOOD	D	29/005,651	D-346,554

TRAY FOR BAKED GOODS	D	29/004,349	D-345,894

CONTAINER FOR BAKED FOOD PRODUCTS	D	29/004,352	D-345,912

SNACK FOOD CONTAINER WITH LID	D	07/919,122	D-344,660

BERRY BOX	D	29/024,458	D-361,035

BERRY BOX	D	29/014,482	D-361,036

Chicken Container	D	29/073,173	D-394,807

Pie Container	D	29/073,780	D-391,850

Vegetable Container	D	29/084,690	D-421,695